AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 2, 1999


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
             ____________________________________________________
                                   FORM S-8

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
             ____________________________________________________

                            PLANET RESOURCES, INC.
            (Exact name of registrant as specified in its charter)

                                   DELAWARE
        (State or other jurisdiction of incorporation or organization)

                                  82-0277987
                     (IRS Employer Identification Number)

                         ONE PARK TEN PLACE, SUITE 200
                             HOUSTON, TEXAS 77084
                   (Address of principal executive offices)

                               HUNTER M.A. CARR
                            PLANET RESOURCES, INC.
                         ONE PARK TEN PLACE, SUITE 200
                             HOUSTON, TEXAS 77084
                    (Name and address of agent for service)

                                (281) 578-8800
         (Telephone number, including area code of agent for service)

                             CONSULTING AGREEMENTS
                           (Full title of the Plan)
         _____________________________________________________________

                                   COPY TO:
                            Robert L. Sonfield, Jr.
                              Sonfield & Sonfield
                      770 South Post Oak Lane, Suite 435
                           Houston, Texas 77056-1913

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.
                        CALCULATION OF REGISTRATION FEE

                              Proposed Maximum Proposed Maximum
                     Amount to    Offering       Aggregate       Amount
Title of Securities      be         Price        Offering          of
to be registered     Registered   Per Share(1)    Price (1)  Registration Fee
-----------------------------------------------------------------------------
Common  Stock,
  $.001  par  value   980,000      $0.375         $367,500      $111.36
-------------------   -------      ------         --------       -------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rue 457 under the Securities Act of 1933.

                            PLANET RESOURCES, INC.

        CROSS REFERENCE SHEET REQUIRED BY ITEM 501(B) OF REGULATION S-B


          FORM S-8 ITEM NUMBER AND CAPTION     CAPTION IN PROSPECTUS
          --------------------------------     ---------------------

1.    Forepart  of  Registration  Statement    Facing Page of Registration
      and  Outside  Front Cover Page of        Statement and Cover Page of
      Prospectus                               Prospectus

2.    Inside Front and Outside Back Cover      Inside Cover Page of Prospectus
      Pages of Prospectus                      and  Outside  Cover  Page  of
                                               Prospectus

3.    Summary Information, Risk Factors        Not Applicable
      and Ratio of Earnings to Fixed Charges

4.    Use  of  Proceeds                        Not  Applicable

5.    Determination  of  Offering  Price       Not  Applicable

6.    Dilution                                 Not  Applicable

7.    Selling  Security  Holders               Not  Applicable

8.    Plan  of  Distribution                   Not  Applicable

9.    Description  of  Securities  to          Consulting Agreements
      be Registered

10.   Interest  of  Named  Experts  and        Not  Applicable
      Counsel

11.   Material  Changes                        Not  Applicable

12.   Incorporation of Certain Information     Information Incorporated  by
      by Reference                             Reference

13.   Disclosure  of  Commission  Position     Indemnification
     Indemnification  for  Securities  Act
     Liabilities

PROSPECTUS

                            PLANET RESOURCES, INC.
                            980,000 of Common Stock
                               ($.001 Par Value)

     This Prospectus is part of a Registration Statement which registers an aggregate 980,000 shares of common stock, $.001 par value, common stock of Planet Resources, Inc. (the "Company") which may be issued as set forth herein to the following named persons:

          NAME                                        NUMBER  OF  SHARES
          ----                                        ------------------
     Steven  L.  Tebo                                        400,000
     International  Fluid  Dynamics,  Inc.  ("IFD")          400,000
     Investment  Capital.Com,  LLC  ("ICC")                  180,000

On March 30, 1999, the Company entered into a consulting agreement (the "CSI Consulting Agreement") with Consulting & Strategy International, Inc. ("CSI") and a consulting agreement with Investment Capital.Com, LLC (the "ICC Consulting Agreement'). CSI and ICC are collectively referred to as Consultants. The CSI Consulting Agreement and ICC Consulting Agreement are collectively referred to as the Consulting Agreements. CSI has designated Steven L. Tebo and IFD as its nominees to receive the shares of stock to which CSI is entitled. The Company has been advised by the Consultants that they may sell all or a portion of their shares of common stock from time to time through securities brokers/dealers only at current market prices and that no commissions or compensation will be paid in connection therewith in excess of customary brokers commissions. The Consultants and the brokers and dealers through whom sales of the shares are made may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, (the "Securities Act"), and any profits realized by them on the sale of the shares may be considered to be underwriting compensation.

     No other person is authorized to give any information or make any representation not contained or incorporated by reference in this Prospectus, in connection with the offer contained in this Prospectus, and, if given or made, such other information or representation must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof.



     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE COMPANY IS A CRIMINAL OFFENSE.



     This Prospectus does not constitute an offer to sell or the solicitation of any offer to buy any security other than the securities covered by this Prospectus, nor does it constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation.


                 The date of this Prospectus is April 1, 1999

                               TABLE OF CONTENTS

AVALIABLE  INFORMATION                                                     1
INFORMATION  INCORPORATED  BY  REFERENCE                                   1
THE  COMPANY                                                               2
CONSULTING  AGREEMENTS                                                     2
   Restrictions  Under  Securities  Laws                                   2
DESCRIPTION  OF  CAPITAL  STOCK                                            3
   Common  Stock                                                           3
   Registrar  and  Transfer                                                3
   Dissenters'  Rights                                                     3
   Preferred  Stock                                                        3
LEGAL  MATTERS                                                             3
EXPERTS                                                                    4
STATEMENT  OF  INDEMNIFICATION                                             4


                                                                              5
                               AVAILABLE INFORMATION

     Planet Resources, Inc. (the "Company") is subject to the requirement to file reports pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), and, in accordance therewith, files reports and other materials with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other materials filed by the Company can be inspected and copied (at prescribed rates) at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of all or any part of such material may be obtained from the Commission upon payment of fees prescribed by the Commission. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such web site is http://www.sec.gov.

     The Company has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), with respect to an aggregate of 980,000 shares of the Company's Common Stock, which will be issued to the nominees of CSI and ICC consultants of the Company. This Prospectus does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete, and where any such document is an exhibit to the Registration Statement or is incorporated by reference herein, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made, for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charges.


                       INFORMATION INCORPORATED BY REFERENCE

     The Company's Annual Report on Form 10-K dated September 23, 1998 for the fiscal year ended June 30, 1998. The Company's Quarterly Report on Form 10-Q dated October 26, 1998 for the quarter ended September 30, 1998 and the Company's Quarterly Report on Form 10-Q dated January 19, 1999 for the quarter ended December 31, 1998. The above referenced reports, which were previously filed with the Commission are incorporated herein by reference.

     All documents filed by the Company pursuant to Section 13, 14 or 15 (d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY HEREBY UNDERTAKES TO FURNISH WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROSPECTUS IS DELIVERED, UPON WRITTEN OR ORAL REQUEST OF SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS DESCRIBED ABOVE, OTHER THAN EXHIBITS TO SUCH DOCUMENTS. REQUESTS SHOULD BE ADDRESSED TO MR. HUNTER M.A. CARR, PRESIDENT, PLANET RESOURCES, INC., ONE TEN PARK PLACE, SUITE 200, HOUSTON, TEXAS 77084, TELEPHONE NUMBER (281) 578-8838.


                                      THE COMPANY

     Planet Resources, Inc. (the "Company") is a Delaware corporation incorporated under the laws of the State of Idaho on March 22, 1967 and until January 1992 operated as an exploratory mining company in the development stage

     Effective  January  15,  1996,  Allied  Silver-Lead  Company  ("Allied")
reincorporated in Delaware through a merger into Planet Resources, Inc. ("Planet" or the "Company"). The reincorporation resulted in (1) Allied's name being changed to Planet Resources, Inc., (2) shares of common stock of Allied being converted into the right to receive one share of common stock of Planet for each five shares of common stock of Allied as of the date of reincorporation, (3) elimination of the right to cumulative voting for the election of directors, (4) the persons serving as officers and directors of Allied continuing to serve in their respective capacities, and (5) the Articles of Incorporation of Allied changed to (a) reduce the par value of the common stock from $.01 to $.001, (b) reduce the number of shares of common stock the Company is authorized to issue from 50,000,000 to 10,000,000, and
(c) authorized the Company to issue 1,000,000 preferred shares with a par value of $.001 per share.

     The Company is in the process of posting to the Internet the content of all state statutes, case law, federal law and US regulations.

     The  Company's  stock  trades  on the OTC Bulletin Board under the symbol
ELAW.

     The Company's address is Mr. Hunter M.A. Carr, President, Planet Resources, Inc., One Ten Park Place, Suite 200, Houston, Texas 77084, telephone number (281) 578-8838.


                              CONSULTING AGREEMENTS

     On March 30, 1999, the Company entered into a consulting agreement with Consulting & Strategy International, Inc. (the "CSI Consulting Agreement") and a consulting agreement with Investment Capital.Com, LLC (the "ICC Consulting Agreement'). The CSI Consulting Agreement and ICC Consulting Agreement are collectively referred to as the Consulting Agreements. Under the terms of the Consulting Agreement, CSI will consult with and advise the Company with respect to matters concerning (i) business strategy and decisions; (ii) bank financing and identifying potential partners for technology development. ICC will consult with and advise the Company with respect to matters concerning certain financial matters including public relations regarding the Company's public image, etc. The term of the Consulting agreements began on March 30, 1999 and will continue for a period of five (5) years unless sooner terminated as provided therein.

RESTRICTIONS  UNDER  SECURITIES  LAWS

     The sale of any shares of Common Stock acquired under the terms of the Consulting Agreements must be made in compliance with federal and state securities laws. Officers, directors and 10% or greater stockholders of the Company, as well as certain other persons or parties who may be deemed to be "affiliates" of the Company under the Federal Securities Laws, should be aware that resales by affiliates can only be made pursuant to an effective Registration Statement, Rule 144 or any other applicable exemption. Officers, directors and 10% and greater stockholders are also subject to the "short swing" profit rule of Section 16(b) of the Securities Exchange Act of 1934.
Section 16(b) of the Exchange Act generally provides that if an officer, director or 10% and greater stockholder sold any Common Stock of the Company, he would generally be required to pay any "profits" resulting from the sale of the stock and receipt of the stock. The foregoing is not intended to be a complete statement of applicable law and Consultants should rely on its own legal counsel with respect thereto.


                          DESCRIPTION OF CAPITAL STOCK

     The Company is authorized to issue 10 million shares of Common Stock, $0.001 par value, and 1,000,000 shares of Preferred Stock. The presently outstanding shares of Common Stock are fully paid and nonassessable. There are no shares of Preferred Stock issued and outstanding.

COMMON  STOCK

     There  are  presently  outstanding  8,000,000  shares  of  Common  Stock.

     Voting  Rights.    Holders  of shares of Common Stock are entitled to one
     --------------
vote per share on all matters submitted to a vote of the shareholders. Shares of Common Stock do not have cumulative voting rights; accordingly, the holders of a majority of the shareholder votes eligible to vote and voting for the election of the Board of Directors can elect all members of the Board of Directors.

     Dividend  Rights.    Holders  of  record  of  shares  of Common Stock are
     ----------------
entitled to receive dividends when and if declared by the Board of Directors out of funds of the Company legally available therefor.

     Liquidation  Rights.   Upon any liquidation, dissolution or winding up of
     -------------------
the Company, holders of shares of Common Stock are entitled to receive pro rata all of the assets of the Company available for distribution to shareholders after distributions are made to the holders of the Company's Preferred Stock.

     Preemptive  Rights.    Holders of Common Stock do not have any preemptive
rights to subscribe for or to purchase any stock, obligations or other securities of the Company.

REGISTRAR  AND  TRANSFER  AGENT

     The  Company's  registrar  and  transfer  agent  is  Atlas Stock Transfer
Corporation,  58  South  State  Street,  Salt  Lake  City,  Utah  84107.

DISSENTERS'  RIGHTS

     Under current Delaware law, a shareholder is afforded dissenters' rights which, if properly exercised, may require the Company to purchase his shares dissenters' rights commonly arise in extraordinary transactions such as mergers, consolidations, reorganizations, substantial asset sales, liquidating distributions, and certain amendments to the Company's certificate of incorporation.

PREFERRED  STOCK

     The  Company  is  also  authorized to issue 1,000,000 of Preferred Stock of
which  none  are  presently  outstanding.    The Preferred Stock or any series
thereof shall have such designations, preferences and relative, participating, optional or special rights and qualifications, limitations or restrictions thereof as shall be expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors and may be made dependent upon facts ascertainable outside such resolution or resolutions of the board of directors, provided that the manner in which such facts shall operate upon such designations, preferences, rights and qualifications, limitations or restrictions of such class or series of stock is clearly and expressly set forth in the resolution or resolutions providing for the issuance of such stock by the board of directors.


                                LEGAL MATTERS

     Certain legal matters in connection with the securities offered hereby are being passed upon for the Company by Sonfield & Sonfield, Houston, Texas, counsel to the Company.


                                    EXPERTS

     The balance sheets, and the statements of operations, stockholders' equity and cash flows for the year ended June 30, 1998, incorporated by reference in this Prospectus, have been incorporated by reference herein in reliance on the report of Harper & Pearson Company, independent accountants, given on the authority of said firms as experts in accounting and auditing.



                          STATEMENT OF INDEMNIFICATION

     Pursuant to Section 145 of the General Corporation Law of the State of Delaware, the Company has the power to indemnify any person made a party to any lawsuit by reason of being a director or officer of the Company, or serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.


                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item  3.          Incorporation  of  Documents  by  Reference
                  -------------------------------------------

     The documents listed in (a) through (c) below are incorporated by reference in the Registration Statement. All documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing of such documents.

     (a) The Company's Annual Report on Form 10-K dated September 23, 1998 for the fiscal year ended June 30, 1998. The Company's Quarterly Report on Form 10-Q dated October 26, 1998 for the quarter ended September 30, 1998 and the Company's Quarterly Report on Form 10-Q dated January 19, 1999 for the quarter ended December 31, 1998. The above referenced reports, which were previously filed with the Commission are incorporated herein by reference.

     (b) All other reports filed pursuant to Section 13 or 15(d) of the Exchange Act since the end of the fiscal quarter covered by the Registrant's Form 10-QSB referred to in (a) above.

     (c)      The class of securities to be offered hereby is registered under
Section  12  of  the  Exchange  Act.

Item  5:          Interests  of  Named  Experts  and  Counsel.
                  -------------------------------------------

                        None

Item  6:          Indemnification  of  Directors  and  Officers.
                  ---------------------------------------------

     (a) Section 145 of the Delaware General Corporation Law provides that:

  145.    INDEMNIFICATION  OF  OFFICERS,  DIRECTORS,  EMPLOYEES  AND  AGENTS;
INSURANCE

     (1) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contenders or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (2) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

     (3) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b), or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     (4) Any indemnification under subsections (a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b). Such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (5) Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this Section. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (6) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (7) A corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee of agent or the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

     (8) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

     (9) For purposes of this Section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this Section.

     (10) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     (11) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees). (As amended by Ch. 186, Laws of 1967, Ch. 421, Laws of 1970, Ch. 437, Laws of 1974, Ch. 25, Laws of 198 1, Ch. 11 2,
Laws of 1983, Ch. 289, Laws of 1986, Ch. 376, Laws of 1990, and Ch. 26 1, Laws of 1994.)

     (b) Section 102 of the Delaware General Corporation Law includes the following provisions:

  102.    CERTIFICATE  OF  INCORPORATION;  CONTENTS

     (1)          The  certificate  of  incorporation  shall  set  forth:

     (2) In addition to the matters required to be set forth in the certificate of incorporation by subsection (a) of this section the certificate of incorporation may also contain any or all of the following matters:

      (vii) A provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of this Title, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective. All references in this paragraph to a director shall also be deemed to refer (x) to a member of the governing body of a corporation which is not authorized to issue capital stock and (y) to such other person or persons, if any, who, pursuant to a provision of the certificate of incorporation in accordance with subsection (a) of 141 of this title, exercise or perform any of the powers or duties otherwise conferred or imposed upon the board of directors by this title.

     (c) Article Nine of Registrant's Certificate of Incorporation provides:

          No director of this corporation shall be liable to the corporation for monetary damages for an act or omission occurring in the director's capacity as a director, except to the extent the statutes of the State of Delaware expressly provided that the director's liability may not be eliminated or limited. Any repeal or amendment of this paragraph that increases the liability of a director shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation existing at the time of such repeal or amendments.

Item  8:          Exhibits
                  --------

     The  following  documents  are  filed  as  Exhibits  to this Registration
Statement:

          4(a)  --  Consulting Agreement with Investment Capital.Com, LLC

          4(b)  --  Consulting Agreement with Consulting & Strategy
                    International,  Inc.

          5     --  Opinion of Sonfield & Sonfield as to the validity of
                    the  shares  being  registered.

          24.1  --  Consent of Sonfield & Sonfield (included in Exhibit 5)

          24.2  --  Consent of Harper & Pearson Company, Independent Accountants

          25    --  Power of Attorney (following signature page of
                    Registration  Statement)

Item  9:          Undertakings
                  ------------

     The  undersigned  registrant  hereby  undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 1st day of April, 1999.

PLANET  RESOURCES,  INC.                                PLANET RESOURCES, INC.


By:/s/Hunter  M.A.  Carr                           By:/s/Jonathan C. Gilchrist
   ---------------------                              ------------------------
     Hunter  M.A.  Carr,  President                    Jonathan C. Gilchrist,
       and  Chief  Executive  Officer                    Treasurer






                                  EXHIBIT 25

                               POWER OF ATTORNEY

     Each of the undersigned hereby authorizes Hunter M.A. Carr as his attorney-in-fact to execute in the name of such person and to file such amendments (including post-effective amendments) to this Registration Statement as the Registrant deems appropriate and appoints such person as attorney-in-fact to sign on his behalf individually and in each capacity stated below and to file all amendments, exhibits, supplements, post-effective amendments and acceleration requests to this Registration Statement.

     Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

    SIGNATURE                      CAPACITY                       DATE
    ---------                      --------                       ----

  /s/A.W. Dugan                     Director                  April 1, 1999
  -------------
     A.W. Dugan


 /s/Hunter M.A. Carr                Director                  April 1, 1999
 -------------------
     Hunter M.A Carr


 /s/Jonathan C. Gilchrist           Director                   April 1, 1999
 ------------------------
    Jonathan C. Gilchrist



                                 EXHIBIT 4(A)

                             CONSULTING AGREEMENT


     This Consulting Agreement is made between Castle Development, Ltd., (herein "Castle") and the National Law Library, Inc., ("NLL"), the Parties hereto hereby agree as follows:

     WHEREAS, NLL is going public by and through the process of a reverse merger, and

     WHEREAS, Castle Development is in the business of consulting with public companies regarding issues of business development. And, WHEREAS, such expertise as that possessed by Castle is a valuable commodity, which NLL desires to procure for its benefit,

     IT  IS,  THEREFORE,  agreed  that:

Castle Development, Ltd., and/or its successor(s) or assignees(s), (herein "Castle") located at 5433 Westheimer, Suite 580, Houston, Texas, shall be issued 800,000 shares of Planet Resources or it successor's (NLL), as unrestricted S-8 shares at a share value of $.01 per share, ($8,000)., in return for a consulting contract from Castle Development, Ltd., and/or its successor(s) and/or assign(s).

     Castle shall have the right to purchase up to 600,000 shares of Planet or its successor's stock, post merger at a price of $.30 (thirty cents) per share. Such shares shall have priority right on registration and shall be registered with and as part of the first block of shares registered by NLL after the date of the closing of the reverse merger, if the option to purchase such shares has been exercised by Castle prior to the preparation date of the registration statement. Castle must exercise this option on or before ten days after the first day upon which the stock of NLL reaches a share price of one dollar and ten cents, ($1.10).

     Planet shall execute a detailed Consulting Agreement Contract with Castle Development, Ltd., and/or its successor(s) or designee(s), immediately upon completion of the NLL/Planet merger, which consulting Agreement shall be for a term of 5 (five) years, and be on Castle's standard form consulting agreement, and shall call for monthly payments of $2,500 (twenty-five hundred dollars), per month beginning sixty (60) days after the merger date, until the Planet stock bid price exceeds $1.00 (one dollar), per share for 10 (ten) consecutive days at which time the monthly retainer paid to Castle shall permanently increase to $5,000 (five thousand dollars), until the contract expires or until the stock bid price of Planet exceeds $3.00 (three dollars), per share for 10 (ten) consecutive days, at which time the monthly retainer paid Castle shall permanently increase to $7,500 (seventy-five hundred dollars), per month until the contract expires or until the stock bid price of Planet exceeds $4.00 (four dollars), per share for 5 (five) consecutive days at which time the monthly retainer paid Castle shall increase to $12,500 (twelve thousand five hundred dollars) until the expiration of the contract. (Note: The share price of Planet is used as a benchmark for timing of consulting compensation increases because that is an indicator of Planet's earnings and ability to raise funds and therefore pay fees. Castle shall not be expected to, nor shall it, promote Planet's stock or solicit purchases for Planet's shares or be involved in activities which prevent the issuance of S-8 stock under SEC rules.)

     Planet shall hire a public relations firm in consultation with Castle and shall allocate a minimum of 180,000 (one hundred eighty thousand), shares of unrestricted S-8 stock as payment to such firm(s).

     Castle shall have the right to name two people to NLL/Planet's Board of Directors for the term of Castle's consulting agreement subject to
NLL/Planet's  Board  of  Directors    and not to exceed 40% (forty percent) of
board  members.

     If the foregoing is agreeable, please execute below understanding this contract is totally contingent on a merger of NLL/Planet.

     This Agreement is a memorialization of a contract executed and agreed to on the 22nd day of January 1999 and supersedes the same.

National  Law  Library,  Inc.



By:  /s/Hunter  M.A.  Carr
   -----------------------
        Hunter  M.A.  Carr,  CEO


Castle  Development,  Ltd.


By:  /s/Gerald  M.  Sherman
   ------------------------
        Gerald  M.  Sherman,  Vice  President
            For,  Castle  Development,  Ltd.


                                 EXHIBIT 4(B)

                          INVESTMENT CAPITAL.COM LLC

                     Media Relations Cooperation AGREEMENT

1.  PARTIES  INVOLVED  AND  THE  PURPOSE  OF  COOPERATION

     This Media Relations Cooperation Agreement (the "Agreement") is by and between Investment Capital.Com LLC. ("ICC") and Planet Resources, Inc. (the "Company").

     The object of the Agreement is to increase the visibility and awareness of the Company, its technology and its products and services by obtaining publicity for the Company to enhance the company's public image, only as approved by the Company.

2.  DUTIES

     ICC's sole duty is to take care of the Company's media relation's activities according to this Agreement.

2.1  PRESS  RELEASES

     ICC and/or its subcontractor(s) or designee(s) (hereafter collectively "ICCS") will produce as many press releases as necessary and appropriate. The preparation of these press releases will take place using material and information provided by the Company and may include additional information that ICCS finds through its research. The Company in accordance with Section 3 must approve press releases hereof before being delivered to the media by ICCS.

     ICCS may print the press releases or other printed materials on the Company's letterhead and uses the Company's envelopes for these operations. ICCS may also imprint the press releases or other written materials with the Company's logo for electronic distribution. When appropriate, ICCS will mail the press releases via First Class mail to the media.

     Expenses for distributing press releases via newswire service shall be billed directly to the Company as mutually agreed. Expenses for distributing press releases via fax and mail shall be included in this Agreement as mutually agreed, except where designated otherwise in this Agreement. ICCS is responsible for all expenses related to the printing of press releases.

2.2  ARTICLES

     ICC and/or its subcontractor(s) or designee(s) (hereinafter collectively "ICCS") will attempt to arrange for as many journalists in the appropriate media to cover the Company and all related issues and stories in a manner that enhances the Company's image and public awareness. ICCS will contact freelance journalists and journalists at key media through telephone conversations and via fax and mail to introduce article ideas representing the Company and its products, services and technology. Other article ideas that will promote the Company or its products, services and technology in the context of a related story will also be offered to the journalists in the same manner. Article ideas and other material must always be approved by the Company in accordance with Section 3 before being delivered to the media. All expenses related to the marketing and distribution of article ideas shall be included in this Agreement as mutually agreed, except where designated otherwise in this Agreement.

2.3  VIDEO  PRODUCTION

     ICC and/or its subcontractor(s) or designee(s) (hereinafter collectively "ICCS") will attempt to arrange for as many journalists in the electronic media (television, radio and Internet) to cover the Company and all related issues, events and stories in a manner that enhances the Company's image and public awareness. In order to achieve the best possible results, ICCS may need to produce raw video footage and edit that footage for distribution to the media. If necessary, and pre-approved by the Company, ICCS shall produce or arrange for the production of this video, and then market and distribute the video. The expenses related to these services shall be as mutually agreed, except where designated otherwise in this Agreement.

2.4  CLIPPING  SERVICE  &  REPORTING

     ICCS its subcontractor(s) or designee(s) (hereinafter Collectively "ICCS") will arrange for press clipping service for the Company of all corresponding articles involving the Company, as desired by the Company. ICCS will furnish the Company with copies of all Company-related articles published during the Agreement. The expenses related to these services shall be as mutually agreed, except where designated otherwise in this Agreement.

3.  APPROVAL  BY  THE  COMPANY

     Each final draft of any document to be delivered to the media must be signed by a designee of the Company, confirming that the release or article idea has been carefully read and reviewed and that the statements set forth in the attached document are complete and accurate in all material respects. This signed approval must be received by ICCS prior to the release of the document. ICCS will assume responsibility for getting appropriate approval from other companies mentioned in the Company's press releases and article ideas.

4.  LIABILITY

     ICC's activities are strictly Media / Public Relations-related. Because ICC's activities are directed by and pre-approved by the Company, and are based on the information it receives from the Company, ICC assumes no liability or responsibility related to said activities, or any consequences related to said activities, or their use or misuse.

5.  ANTI-RECRUITING

     Neither the Company nor ICC shall recruit any of the other party's employee's , subcontractor(s), designee(s) or other affiliated personnel during or for one (1) year after the termination of this Agreement.

6.          HANDING  THE  AGREEMENT  CONTRACT  TO  A  THIRD  PARTY

     This Agreement cannot be released to a third party without written approval of the non-releasing party except that ICC shall have the right at its sole discretion to subcontract the services to be provided or to designate a third party to provide same. This Agreement will be written in two identical  copies,  one  for  both  parties  involved.

7.  THE  VALIDITY  OF  THE  AGREEMENT

     This effective date of this Agreement is 3/31/99 and it will continue in full force and effect until terminated by ICC or the Company through the means outlined in this Agreement. This Agreement can be terminated by either party for reasonable cause or by mutual consent of the parties.

8.  COMPENSATION

     For the above media relations services, and for undertaking the assignment and providing strategy planing, the Company shall issue one hundred eighty thousand (180,000) shares of Planet's S-8 shares to ICC immediately and such shares are considered fully earned by ICC at time of issue. Any additional contracts (other than as previously discussed in this Agreement) necessary to implement the purposes of this Agreement or to future enhance the company's public image shall be subject to approval of Company. The above prices do not include taxes.

     Payment for all Company pre-approved out of pocket expenses, such as, but not limited to, expenses related to video production or duplication, video monitoring services or necessary travel, shall be invoiced to the Company immediately upon occurrence. All out of pocket expenses, over two hundred dollars ($200.00) shall be pre-approved by the Company prior to being undertaken by ICC.

     The financial information in Section 8 of this Agreement shall be reviewed by ICC and the Company on a quarterly basis. If either party decides that changes to this Section are necessary, both parties shall either agree to make those changes or cancel this Agreement according to the procedures outlined in Section 7 of this Agreement.

9.          MISCELLANEOUS

9.1  NOTICES.

     All reports, communications, requests, demands or notices required by or permitted under this Agreement shall be in writing and shall be deemed to be duly given on the date same is sent and acknowledged via hand delivery, facsimile or reputable overnight delivery service (with a copy simultaneously sent by registered mail), or, if mailed, five (5) days after mailing by certified or registered mail, return receipt requested, to the party concerned at the following address:

                          Investment Capital.Com LLC
                                P.O. Box 22657
                            Houston, TX 77227-2265

                             Planet Resources, Inc
                         Attn: Hunter Carr, President
                         One Park Ten Place, Suite 200
                               Houston, TX 77084

     Any party may change the address to which such notices and communications shall be sent by written notice to the other parties, provided that any notice of change of address shall be effective only upon receipt.

9.2  INTEGRATION.

     This Agreement sets forth the entire Agreement and understanding between the parties, or to the subject matter hereof, supersedes, and merges all prior discussion, arrangements and agreements between them.

9.3          AMENDMENTS.

     This Agreement may not be amended or modified except by written instrument signed by each of the parties hereto.

9.4          INTERPRETATION.

     This Agreement shall be construed by and interpreted in accordance with the laws of the State of Texas, without regard to principles of conflict of law. The headings given to the paragraphs of this Agreement are for the convenience of the parties only and are not to be used in any interpretation of this Agreement.

9.5  JURISDICTION.

     The parties hereby (i) agree that the State and Federal courts sitting in the State of Texas, County of Harris shall have exclusive. Jurisdiction in any action arising out of or connected in any way with this Agreement; (ii) each consent to personal jurisdiction of and venue in such courts in any such matter; and (iii) further agree that the service of process or of any other papers with respect to such proceedings upon them by mail in accordance with the provisions set out in Article 9.1 hereof shall be deemed to have been duly given to and received by them five (5) days after the date of certified mailing and shall constitute good, proper and effective service.

9.6.  SEVERABILITY.

     In the event that any one or more provisions of this Agreement shall be held invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

9.7.  WAIVER.

     No failure or delay on the part of either party in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No waiver by either party of any provision of this Agreement, or of any breach of default shall be effective unless in writing and signed by the party against whom such waiver is to be enforced. All rights and remedies provided for herein shall be cumulative and in addition to any other rights or remedies such parties may have at law or in equity.

9.8  COUNTERPARTS.

     This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed an original.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement this the 31st day of March, 1999.

Investment  Capital.Com  LLC          Planet  Resources,  Inc.


By:  /s/W.  Todd  Hickman                    By:/s/Hunter  M.A.  Carr
   ----------------------                       ---------------------
        W.  Todd Hickman, Vice President           Hunter M.A. Carr, President


                                   EXHIBIT 5

                      S O N F I E L D  &  S O N F I E L D
                          A PROFESSIONAL CORPORATION


LEON  SONFIELD  (1865-1934)   ATTORNEYS  AT  LAW          NEW  YORK
GEORGE  M.  SONFIELD  (1899-1967)                         LOS  ANGELES
ROBERT  L.  SONFIELD  (1893-1972)
                             770 SOUTH POST OAK LANE      WASHINGTON, D.C.
   ________________          HOUSTON,  TEXAS  77056
FRANKLIN  D.  ROOSEVELT,  JR.  (1914-1988)
                            EMAIL:RSONFIELD@COMPUSERVE.COM
                              TELECOPIER  (713)  877-1547
ROBERT  L.  SONFIELD,  JR.                 _____
MANAGING  DIRECTOR            TELEPHONE  (713)  877-8333

                                 April 1, 1999
Board  of  Directors
Planet  Resources,  Inc.
One Ten Park Place, Suite 200
Houston,  Texas  77084

Dear  Gentlemen:

     In our capacity as counsel for Planet Resources, Inc. (the "Company"), we have participated in the corporate proceedings relative to the authorization and issuance by the Company of a maximum of 980,000 shares of common stock issued pursuant to the Consulting Agreements all as set out and described in the Company's Registration Statement on Form S-8 (File No. _______) under the Securities Act of 1933 (the "Registration Statement"). We have also participated in the preparation and filing of the Registration Statement including the federal income tax information set out therein under the caption "Consulting Agreements - Federal Income Tax Effects" and elsewhere in the Prospectus constituting a part of the Registration Statement.

     Based upon the foregoing and upon our examination of originals (or copies certified to our satisfaction) of such corporate records of the Company and other documents as we have deemed necessary as a basis for the opinions hereinafter expressed, and assuming the accuracy and completeness of all information supplied us by the Company, having regard for the legal considerations which we deem relevant, we are of the opinion that:

     (1) The Company is a corporation duly organized and validly existing under the laws of the State of Delaware;

     (2) The Company has taken all requisite corporate action and all action required by the laws of the State of Delaware with respect to the authorization, issuance and sale of common stock to be issued pursuant to the Registration Statement;

     (3) The maximum of 980,000 shares of common stock, when issued and distributed pursuant to the Registration Statement, will be validly issued, fully paid and nonassessable;

     (4) Based upon the current provisions of Federal income tax laws and regulations, and on current authoritative interpretations thereof, we believe the discussion in the Registration Statement under the caption "Consulting Agreements - Federal Income Tax Effects" of the Federal income tax laws relevant to the shareholders, although necessarily general, considers each material Federal income tax issue of significance to shareholders and the result which, more likely than not, would obtain under the laws and regulations in effect as of the date hereof.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement.

Yours  very  truly,


/s/SONFIELD  &  SONFIELD
------------------------
SONFIELD  &  SONFIELD

                                 EXHIBIT 24.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS



     We consent to the use in the Form S-8 Registration Statement and Prospectus of Planet Resources, Inc. (the "Company") of our report dated August 13, 1998 accompanying the June 30, 1998 financial statements of the Company contained in such Registration Statement, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Prospectus.




/s/Harper & Pearson Company
---------------------------
Harper  &  Pearson  Company
Certified  Public  Accountants


April  2,  1999
Houston,  Texas